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                             PAPEREXCHANGE.COM, LLC

                                 PROMISSORY NOTE

$                                                               October 15, 1999
 -------------                                             Boston, Massachusetts

      For value received, PAPEREXCHANGE.COM, LLC, a Delaware limited liability company (the "Company"), promises to pay to the order of _________ (including any permitted transferee hereunder, the "Holder"), the principal sum of ______ Dollars ($_______) on October 15, 2004. Interest shall accrue from the date of this Note on the unpaid principal amount at an annual rate equal to the announced base rate of BankBoston, N.A. (or any successor thereto) (the "Base Rate") plus four percent (4%). Such interest rate shall change when and as the Base Rate changes. This Note is being issued in connection and simultaneously with a certain warrant to purchase Membership Interests of the Company issued to the Holder as of the date hereof. This Note is one of nine promissory notes being issued on the date hereof in the aggregate amount of $10,000,000 (the "Notes"). This Note is subject to the following terms and conditions.

      1.    Advances, Interest and Maturity.

            (a) On the date hereof, Holder is lending $_________ to the Company.

            (b) Interest shall be payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 of each year commencing on December 31, 1999.

            (c) Unpaid principal and interest under this Note shall be due and payable upon the earlier of (a) October 15, 2004, and (b) the date of an Acceleration pursuant to Section 3 hereof.

      2. Payment. All payments shall be made in lawful money of the United States of America at such place in the United States as the Holder hereof may from time to time designate in writing to the Company. The Company shall have the right to prepay, in whole or in part, the unpaid principal amount of this Note on ten (10) business days' prior written notice to the Holder. Any prepayment of the principal amount of this Note shall be made without premium or prepayment penalty, provided that the Company shall pay all accrued interest to the date of prepayment on the principal amount prepaid.

      3. Acceleration Events. Each of the following events or circumstances shall constitute an "Acceleration Event":

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            (a) the Company shall fail to pay any amount of principal or interest within five (5) days of the date on which such amount is due and payable hereunder, or

            (b) any sale or transfer, in a single transaction or a series of related transactions, of all or substantially all of the Company's assets, or any merger, consolidation or reorganization resulting in a change of control of the Company, or the dissolution of the Company, or the sale, in a single transaction or a series of related transactions, of a majority of the Company's Membership Interests (whether newly issued, previously issued, or any combination thereof);

            (c) the Company shall fail to perform any of its other obligations or agreements set forth herein, and such failure shall continue for a period of ten (10) days after notice of such failure is given by the Holder to the Company;

            (d) the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of its assets or shall commence any case or other proceeding relating to its assets under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or shall take any action to authorize or in furtherance of any of the foregoing; or any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company, and the same shall not have been dismissed within 60 days of the filing or commencement thereof or the Company shall indicate its approval thereof, consent thereto or acquiescence therein; or a decree or order shall be entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of the Company in an involuntary case under any such bankruptcy or insolvency laws; and

            (e) the Company shall, in one transaction or a series of related transactions, issue any debt and/or equity or incur any debt for money borrowed, including, but not limited to, the issuance of any notes, shares, interests, Membership Interests, participations, rights or other equivalents (howsoever designated) of the Company, of which the gross proceeds to the Company with respect to such issuance or loan exceed $30,000,000.00.

      If an Acceleration Event pursuant to Sections 3(a), 3(b), 3(c) or 3(e) hereof shall occur, and only if the Majority Holders declare the entire unpaid principal of the Majority Holders' respective Notes and all interest payable on or in respect of the Majority Holders' respective Notes and the obligations evidenced thereby due and payable, the Holder at its option at any time thereafter during the continuance of

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such Acceleration Event may declare the entire and unpaid principal of this Note and all interest payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Holder (an "Acceleration") without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Company.

      Notwithstanding anything contained herein, if the Company shall fail to make three (3) regularly-scheduled consecutive interest payments pursuant to
Section 3(a) hereof, and if the holders of at least twenty-five percent (25%) of the aggregate principal then outstanding under the Notes ("Twenty-Five Percent Holders") declare the entire unpaid principal of the Notes and all interest payable on or in respect of the Notes and the obligations evidenced thereby due and payable, the Holder at its option at any time thereafter during the continuance of such Acceleration Event may declare the entire and unpaid principal of this Note and all interest payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Holder without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Company.

      In the event of an Acceleration Event under Section 3(d) hereof, the entire unpaid principal of this Note and all interest payable on or in respect of this Note and the obligations evidenced hereby due and payable shall become and be immediately due and payable, and an Acceleration shall be deemed for all purposes hereof to have occurred, automatically and without any requirement of notice from the Holder.

      4. Definitions. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

      Acceleration shall have the meaning set forth in the third to the last paragraph of Section 3 hereof.

      Acceleration Event shall have the meaning set forth in the first paragraph of Section 3 hereof.

      Base Rate shall have the meaning set forth in the first paragraph of this Note.

      Company shall have the meaning set forth in the first paragraph of this Note.

      Final Maturity Date  shall mean October 15, 2004.

      Holder shall have the meaning set forth in the first paragraph of this Note.

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      Majority Holders shall mean the holders of a majority of the aggregate principal then outstanding under the Notes.

      Membership Interests shall mean the Membership Interests of the Company and such other classes of units of the Company as may hereafter succeed to any of the rights of the Membership Interests.

      Notes shall have the meaning set forth in the first paragraph of this Note.

      Operating Agreement shall mean the Company's Amended and Restated Operating Agreement, dated as of June 1, 1999.

      Twenty-Five Percent Holders shall have the meaning set forth in the penultimate paragraph of Section 3 hereof.

      5. Capitalization Table. The Company represents that the capitalization table attached hereto as Exhibit A is true and correct as of the date hereof.

      6. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company and the Majority Holders. Notwithstanding anything contained in the preceding sentence, and except with respect to transfers to Affiliates (as such term is defined in the Operating Agreement) this Note is transferable only to the extent, and only as to the pro rata portion, that the warrant issued to the Holder simultaneously herewith is transferred.

      7. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its principles of conflicts of law.

      8. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or ninety-six (96) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified. Notices to the Holder shall be sent to the address of the Holder on the books of the Company or to such other address as may be designated by the Holder by notice given to the Company in accordance with this paragraph, and notices to the Company shall be sent to its address at 545 Boylston Street, 8th floor, Boston, Massachusetts 02116, or to such other address as may be designated by the Company by notice given to the Holder in accordance with this Section 8.

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      9. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Majority Holders; provided, however, that an amendment which (i) reduces the aggregate amount of principal due under this Note, (ii) reduces the rate of interest due under this Note, or (iii) extends the Final Maturity Date shall require the written consent of the Holder hereof. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, the Holder and each transferee of the Note. The Company expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      10. Members and Directors Not Liable. In no event shall any Member or Director (each as defined in the Operating Agreement) of the Company be liable for any amounts due or payable pursuant to this Note.

      11. Waiver of Jury Trial. The Company and the Holder hereby waive their right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Note, any rights or obligations hereunder or the performance of any of such rights or obligations.

      12. Action to Collect on Note. If any action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred by the Holder in connection with such action and the collection of this Note.

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      This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

                                    COMPANY:

                                    PAPEREXCHANGE.COM, LLC


                                    By:
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                                           Its: